                                                                    EXHIBIT 2.01
                                   FORM OF
                            SUBSCRIPTION AGREEMENT
                            ----------------------

          SUBSCRIPTION AGREEMENT, effective as of April 23, 1997, by and among DEL-LPL Limited Partnership, a Delaware limited partnership ("DEL-LPL"), DEL-LPAML Limited Partnership, a Delaware limited partnership ("DEL-LPAML"), DEL/LaSalle Finance Company, L.L.C., an Illinois limited liability company ("DEL/LaSalle"), DSA-LSAM, Inc., a Delaware corporation ("DSA-LSAM"), DSA-LSPL, Inc. ("DSA-LSPL"), a Delaware corporation, Galbreath Holdings, LLC, a Delaware limited liability company ("G-LLC"), Galbreath-LPL Holdings, LLC, a Delaware limited liability company ("G-LPL" and, together with DEL-LPL, DEL-LPAML, DEL/LaSalle, DSA-LSPL, DSA-LSAM, G-LLC and G-LPL, the "Purchasers"), and LaSalle Partners Incorporated, a Maryland corporation (the "Corporation").

          WHEREAS, the Purchasers collectively hold all of the general and limited partnership interests in LaSalle Partners Limited Partnership, a Delaware limited partnership ("LPL"), and LaSalle Partners Management Limited Partnership, a Delaware limited partnership ("LPML");

          WHEREAS, LPL and LPML have caused the Corporation to be formed with an authorized capitalization of 110,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock");

          WHEREAS, LPL holds ten shares of the Common Stock, which shares constitute on the date hereof all of the issued and outstanding shares of the Corporation;

          WHEREAS, each of the Purchasers desires to exchange all of their respective general and limited partnership interests in LPL and LPML, upon the terms and conditions set forth in this Agreement, for shares of Common Stock (the "Exchange") such that immediately thereafter all of the issued and outstanding Common Stock of the Corporation will be owned by the Purchasers; and

          WHEREAS, immediately following the Exchange, the Corporation will sell up to 4,000,000 shares of Common Stock (the "Public Offering Shares") to the public pursuant to a "firm commitment" underwriting agreement (the "IPO"); and

          WHEREAS, the transfers to the Corporation by the Purchasers of all of the partnership interests in LPL and LPML, together with the transfer of cash to the Corporation upon the closing of the IPO, shall constitute a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended, and this Subscription Agreement is a plan or agreement which defines the rights of the transferors and transferees as described in Treasury Regulation Section 1.351-1(a)(1).

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          Section 1. Agreement to Issue and Purchase Securities. The Corporation hereby agrees to issue to each Purchaser that number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A hereto (such shares of Common Stock being hereinafter referred to as the "Securities") in exchange for the transfer by such Purchaser to the Corporation of its entire general and limited partnership interest in LPL and LPML.

          Section 2. The Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall be held immediately prior to the closing of the IPO. The date of the Closing is herein referred to as the "Closing Date."

          Section 3. Representations and Warranties of the Corporation. The Corporation represents and warrants that:

          3.1 The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own its assets and properties and to conduct its business.

          3.2 The Corporation has full legal right, power and authority to execute and deliver this Agreement and to issue and deliver the Securities, all of which have been duly authorized by all necessary corporate action. The execution and delivery of this Agreement do not, and the issuance of the Securities and the performance of this Agreement in accordance with its terms will not, (i) violate or conflict with any provisions of any law, rule or regulation applicable to the Corporation, (ii) violate or conflict with the Articles of Incorporation or the Bylaws of the Corporation, (iii) violate or conflict with or result in the breach of any contract, agreement, instrument, lease or license to which the Corporation is a party or by which it is bound, (iv) result in the creation of any encumbrance or charge upon any of the Corporation's assets or (v) violate any order, judgment, injunction, award or decree applicable to the Corporation of any court, arbitrator or governmental or regulatory body.

          3.3 This Agreement constitutes the valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          3.4 The Securities, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

          3.5 The authorized capital stock of the Corporation consists solely of (a) 100,000,000 shares of Common Stock, of which 16,200,000 shares will be issued and outstanding upon consummation of the IPO, and (b) 10,000,000 shares of Preferred Stock, none of which will be issued and outstanding upon consummation of the IPO.

          Section 4. Representations and Warranties of Each Purchaser. Each Purchaser, severally but not jointly, represents and warrants to the other parties hereto that:

          4.1 Such Purchaser has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement do not, and the performance of this Agreement in accordance with its terms will not, (i) violate or conflict with any law, rule or regulation applicable to such Purchaser, (ii) violate or conflict with the limited partnership agreement, certificate of incorporation, bylaws or limited liability agreement, as applicable, of such Purchaser, (iii) violate or conflict with or result in the breach of any contract, agreement, instrument, lease or license to which such Purchaser is a party or by which such Purchaser is bound, (iv) result in the creation of any encumbrance or charge upon the general or limited partnership interests in LPL and LPML held by such Purchaser or (v) violate any order, judgment, injunction, award or decree applicable to such Purchaser of any court, arbitrator or governmental or regulatory body.

          4.2 This Agreement constitutes the valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          4.3 The general and limited partnership interests in LPL and LPML held by the Purchasers are the only partnership or other ownership interests in LPL and LPML outstanding; upon consummation of the transactions contemplated by this Agreement, the Corporation will acquire good and valid title to the partnership interests in LPL and LPML held by such purchaser, free and clear of any liens, claims, charges or encumbrances of any kind whatsoever.

          4.4 Such Purchaser, as of the date hereof, has, and as of the Closing Date, will have:

               (a) acknowledged that neither it nor anyone acting on its behalf has directly or indirectly offered the Securities or any part thereof for sale to, or solicited any offer to buy the same from, any other person;

               (b) acknowledged that the Securities will not be registered as of the Closing Date under the Securities Act by reason that the sale contemplated hereby is exempt from registration pursuant to Section 4 of the Securities Act of 1933, as amended (the "Securities Act"), and that reliance of the Corporation on such exemption is predicated in part on the representations set forth in this Section 4.4;

               (c) represented and warranted that the Securities are being acquired by it for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, except for the distribution by (i) G-LPL of all the Securities held by it to its members and (ii) G-LLC of all of the Securities held by it either (x) to an affiliated limited liability company, which interests will be transferred into three separate trusts whose beneficiaries are members of G-LPL or members of their immediate family or (y) to its members or trusts whose beneficiaries are members of G-LPL or members of their immediate family (the distributees set forth in this Section 4.4(c), collectively, the "Galbreath Transferees");

               (d) represented and warranted that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of its investment;

               (e) represented and warranted that in making the decision to acquire the Securities, such Purchaser has relied upon independent investiga-tions made by such Purchaser, and to the extent believed appropriate by such Purchaser, by such Purchaser's own professional, financial, tax and other advisors;

               (f) represented and warranted that it has had access prior to its acquisition of the Securities to such information relating to the Corporation as it desired and that it has had the opportunity to ask questions of and receive answers from the Corporation concerning the terms and conditions of the offering of the Securities and the IPO and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

               (g) represented and warranted that the offering to such Purchaser was made only through direct personal communication between such Purchaser and a representative of the Corporation and not through public solicitation or advertising;

               (h) acknowledged that it understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely; and

               (i) acknowledged that it has not entered into any agreement to sell or otherwise dispose of any of the Securities to be received by it and has no intention to sell or otherwise dispose of its Securities; provided, that (i) DEL/LaSalle intends to grant to the underwriters participating in the IPO an option to purchase up to 600,000 shares of the Common Stock to be received by it pursuant to this Agreement, for the purpose of covering over-allotments, if any (the "Option Grant"), (ii) G-LPL and G-LLC intend to distribute all of their Securities to the Galbreath Transferees.

          Section 5.  Conditions Precedent to the Obligations of the Parties.

          5.1 Conditions Precedent to the Obligations of the Corporation. The obligation of the Corporation to consummate the transactions contemplated hereby on the Closing Date is subject, at its option, to (i) the representations and warranties of the Purchasers being true and correct on the Closing Date with the same effect as if such representations and warranties had been made at and as of that time and (ii) the concurrent closing of the IPO.

          5.2 Conditions Precedent to the Obligations of the Purchasers. The obligation of the Purchasers to consummate the transactions contemplated hereby on the Closing Date is subject, at their option, to (i) the representations and warranties of the Corporation being true and correct on the Closing Date with the same effect as if such representations and warranties had been made at and as of such time, (ii) the concurrent closing of the IPO and (iii) the delivery of a true, correct and complete copy of an executed underwriting agreement entered into in connection with the IPO.

          Section 6.  Transactions at Closing.  At the Closing:

          6.1 Each Purchaser will deliver to the Corporation instruments assigning their entire limited and general partnership interests in LPL and LPML.

          6.2 The Corporation will deliver to each Purchaser certificates (in such denominations and registered in such names as each Purchaser may request) representing the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A hereto.

          Section 7.  Miscellaneous.

          7.1 No Resale. (a) Except as otherwise provided in the Registration Rights Agreement, dated April 22, 1997 (the "Registration Rights Agreement"), by and among the Corporation, LPL, LPML, DEL-LPL, DEL-LPAML, DSA-LSPL, DSA-LSAM and G-LLC and its permitted assignees, each Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Securities (each a "transfer") unless:
(i) the transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws; (ii) if the Corporation so requests, the Company receives from the transferor an unqualified opinion of counsel that such transfer may be affected without registration under the Securities Act and any applicable state securities laws; and (iii) the transferee shall agree in writing, in form and substance satisfactory to the Corporation, to become, and becomes, bound by the restrictions on transfer applicable to a

Purchaser contained in this Section 7.1; provided, that such restrictions shall not apply to the sale of up to 600,000 shares of Common Stock by DEL/LaSalle pursuant to the Option Grant. Each subsequent holder of the Securities, by taking and holding the same shall be deemed to represent and warrant to the parties hereto the representations and warranties set forth in Sections 4.4(a) -
(f), (h) and (i).

               (b) Any purported transfer in violation of this Section 7.1 shall be null and void and of no force or effect.

               (c) The restrictions on transfer contained in this Section 7.1 shall not apply to any transfer pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act as such rule may be amended from time to time, and in compliance with all applicable state securities laws.

          7.2 Legends. Each certificate representing shares of Common Stock issued hereunder shall bear substantially the following legend (unless and until the Corporation determines, based on the advice of counsel, that such legend is no longer required to appear thereon):

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SHARES HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

     "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A SUBSCRIPTION AGREEMENT EFFECTIVE AS OF APRIL 23, 1997, BY AND AMONG DEL-LPL LIMITED PARTNERSHIP, DEL-LPAML LIMITED PARTNERSHIP, DEL/LASALLE FINANCE COMPANY, L.L.C., DSA-LSAM, INC., DSA-LSPL, INC., GALBREATH HOLDINGS L.L.C., GALBREATH-LPL HOLDINGS, L.L.C. AND LASALLE PARTNERS INCORPORATED, TO WHICH REFERENCE IS MADE FOR THE TERMS AND PROVISIONS THEREOF. A COPY OF THE SUBSCRIPTION AGREEMENT MAY BE OBTAINED UPON REQUEST FROM THE SECRETARY OF THE CORPORATION AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION."

          7.3 Waiver. Execution of this Agreement shall constitute the waiver of each Purchaser of any restrictions or prohibitions on the consummation of the Exchange or of any of the other transactions contemplated hereby (including restrictions on the transfer by a partner of either limited partnership or general partnership interests) contained in the partnership agreement pursuant to which LPL or LPML was formed (as each such agreement is currently in effect). At or prior to the Closing, the Purchasers shall take any and all actions, and the general partners of LPL and LPML shall make any filings and notifications under the laws of any jurisdiction, necessary to effect such waivers.

          7.4 Amendment, Extension and Waiver Entire Agreement. At any time prior to the Closing Date, the Company and the Purchasers may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (d) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver under this
Section 7.4 shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except with respect to the Registration Rights Agreement, this Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the partes relating to the subject matter hereof.

          7.5 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

               (a)  by mutual consent of the parties hereto; and

               (b) by the Corporation or any of the Purchasers if the Closing does not occur on or before November 15, 1997; provided that neither the Corporation nor any Purchaser shall be entitled to terminate this Agreement pursuant to this Section 7.5(b) if such party's knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

          7.6 Notices. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement will be in writing and will be given by hand-delivery, certified or registered mail, return receipt requested, telex, telecopier (with a copy also sent by hand delivery or air courier, which shall not alter the time at which the telecopier notice is deemed received), or air courier to the parties at the addresses set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand with receipt acknowledged; at the time received if sent certified or registered mail; when answered back, if telexed; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error, if telecopied, and the first business day after timely delivery to the courier, if sent by air courier.

               (a)  If to  DEL-LPL, DEL-LPAML or DEL/LaSalle to:

               DEL-LPL Limited Partnership
               c/o LaSalle Partners Incorporated
               200 East Randolph Drive
               Chicago, IL  60601
               Attention:  William E. Sullivan
               Telephone:  (312) 782-3800
               Fax:  (312) 228-0980

               with a copy to:

               Hagan & Associates
               Suite 4322
               200 E. Randolph Drive
               Chicago, IL 60606
               Attention:  Robert C. Hagan
               Telephone:  (312) 228-2994
               Fax:  (312) 782-4339

               (b)  If to DSA-LSPL or DSA-LSAM to:

               DSA-LSAM, Inc.
               DSA-LSPL, Inc.
               c/o Dai-ichi
                Life (U.S.A.), Inc.
               399 Park Avenue
               24th Floor
               New York, NY 10022
               Attention:  President
               Telephone:  (212) 350-7600
               Fax:  (212) 308-7582

               with a copy to:

               O'Melveny & Myers LLP
               Citicorp Center
               153 East 53rd Street
               New York, NY 10022
               Attention:  Ko-Yung Tung
               Telephone:  (212) 326-2001
               Fax:  (212) 326-2061

               (c)  If to G-LLC or G-LPL to:

               Ms. Lizanne Galbreath
               437 Madison Avenue
               New York, NY 10022
               Telephone:  (212) 418-2401
               Fax:  (212) 843-0034

               with a copy to:

               Howard, Darby & Levin
               1330 Avenue of the Americas
               New York, NY 10019
               Attention:  Scott F. Smith
               Telephone:  (212) 841-1056
               Fax:  (212) 841-1010
or to such other person or address as such parties shall furnish to the Corporation in writing.

               (d)  If to the Corporation, to:

               LaSalle Partners Incorporated
               200 East Randolph Street
               Chicago, IL  60601
               Attention:  William E. Sullivan
               Telephone:  (312) 782-5800
               Fax:        (312) 228-0980

               with copies to:

               Hagan & Associates
               Suite 4322
               200 E. Randolph Drive
               Chicago, IL 60606
               Attention:  Robert C. Hagan
               Telephone:  (312) 228-2994
               Fax:        (312) 782-4339

               Skadden, Arps, Slate, Meagher & Flom (Illinois)
               333 West Wacker Drive
               Suite 2100
               Chicago, IL 60606
               Attention:  Rodd M. Schreiber
               Telephone:  (312) 407-0700
               Fax:        (312) 407-0411

or to such other person or address as the Corporation shall furnish to the Purchasers in writing.

          7.7 Assignment. The Corporation and each Purchaser shall have the right at any time or from time to time to assign their rights and delegate their obligations under this Agreement to one or more of their affiliates or, in the case of G-LLC and G-LPL, to the Galbreath Transferees, provided, however, that no such assignment or delegation will relieve the assigning party from its obligations hereunder. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

          7.8 Governing Law. This Agreement will be governed and construed and enforced in accordance with the laws of the State of Maryland, without giving effect to the conflicts-of-laws provisions thereof.

          7.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.10 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof or affect in any way the meaning or interpretation of this Agreement.

          7.11 Transfer Restrictions. The Purchasers hereby agree that the Corporation may instruct the transfer agent for its Common Stock that the shares of Common Stock issued hereunder have been issued without registration under the Securities Act in a transaction not involving any public offering, and, to the extent consistent with the provisions of this agreement, may give appropriate "stop transfer" instructions with respect to such shares.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                        LaSalle Partners Incorporated



                        By:
                           -----------------------------------
                            Name:
                            Title:


                        DEL-LPL Limited Partnership



                        By:
                           -----------------------------------
                            Name:
                            Title:


                        DEL-LPAML Limited Partnership



                        By:
                           -----------------------------------
                            Name:
                            Title:


                        DEL/LaSalle Finance Company, L.L.C.



                        By:
                           -----------------------------------
                            Name:
                            Title:



                        DSA-LSAM, Inc.



                        By:
                           -----------------------------------
                            Name:
                            Title:


                        DSA-LSPL, Inc.



                        By:
                           -----------------------------------
                            Name:
                            Title:


                        Galbreath Holdings LLC



                        By:
                           -----------------------------------
                            Name:
                            Title:


                        Galbreath-LPL Holdings, LLC



                        By:
                           -----------------------------------
                            Name:
                            Title:

                                   Exhibit A



             Purchaser                             Shares
-----------------------------------              ---------
DEL-LPL Limited Partnership                      5,054,175
DEL-LPAML Limited Partnership                      891,913
DEL/LaSalle Finance Company, L.L.C.              1,826,548
DSA-LSAM, Inc.                                     334,705
DSA-LSPL, Inc.                                   1,896,660
Galbreath Holdings, LLC                          1,727,027
Galbreath-LPL Holdings, LLC                        468,972
                                                ----------
                                                12,200,000